                                                                    EXHIBIT 99.2

                  PRELIMINARY PROXY MATERIALS -- CONFIDENTIAL
                         FOR USE OF THE COMMISSION ONLY

                          AHI HEALTHCARE SYSTEMS, INC.
                         12620 ERICKSON AVENUE, SUITE A
                            DOWNEY, CALIFORNIA 90241

        THIS PROXY IS SOLICITED ON BEHALF OF THE AHI BOARD OF DIRECTORS.

    The undersigned hereby appoints Leonardo Berezovsky, M.D. and Jose Spiwak, M.D. as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of Common Stock of AHI Healthcare Systems, Inc. ("AHI") which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the Renaissance Long Beach Hotel, 111 East Ocean Boulevard, Long Beach, California, on March 17, 1997 at 10:00 a.m., local time and any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present, upon the matters noted below:

 1. Adoption of the Agreement and Plan of Merger dated as of November 8, 1996 (as amended, the "Merger Agreement") by and among AHI, FPA Medical Management, Inc. ("FPA") and FPA Acquisition Corp. ("Acquisition Corp."), pursuant to which, among other things, (i) Acquisition Corp. will be merged with and into AHI, with AHI to be the surviving corporation as a wholly owned subsidiary of FPA, and
(ii) the stockholders of AHI will receive shares of FPA common stock in exchange for their AHI shares.

                   [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE MERGER
AGREEMENT.

 2. To approve the postponement of adjustment of the Special Meeting for the solicitation of additional votes.

                   [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

 3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly be presented incidental to the conduct of the meeting.

Please sign exactly as name appears below.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the adoption of the Merger Agreement.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                               ---------------------------------
                                                   Signature of Stockholder

                                               ---------------------------------
                                                  Signature if held jointly

                                               Dated:                     , 1997
                                                     ---------------------
 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.